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Release	Immediately	Monsanto Company 800 North Lindbergh Blvd St. Louis, Missouri 63167

Contact	Media – Kelli Powers (314-694-4003)

Monsanto Corrects Statement in Second Quarter 2010 Earnings Release

In Monsanto Company’s (NYSE: MON) second quarter earnings release issued today, the Agricultural Productivity Segment Detail section included the statement that “Acknowledging some key trends that deviated from the core planning assumptions for Roundup and other glyphosate-based herbicides – including the continued presence of generic inventory and competitive pricing strategies – the company said it now sees gross profit for the segment at plus-or-minus $600 million for the year.”  The statement should have read “Acknowledging some key trends that deviated from the core planning assumptions for Roundup and other glyphosate-based herbicides – including the continued presence of generic inventory and competitive pricing strategies – the company said it now sees gross profit for Roundup and other glyphosate-based herbicides at plus-or-minus $600 million for the year.”

About Monsanto Company

                Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Monsanto remains focused on enabling both small-holder and large-scale farmers to produce more from their land while conserving more of our world’s natural resources such as water and energy. To learn more about our business and our commitments, please visit: www.monsanto.com. Follow our business on Twitter at www.twitter.com/MonsantoCo, on Facebook at www.facebook.com/MonsantoCo, or subscribe to our News Release RSS Feed.

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Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's most recent Form 10-K Report to the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

Notes to editors:  Roundup is a trademarks of Monsanto Company and its wholly-owned subsidiaries.

References to Roundup herbicides in this release mean Roundup-branded herbicides, excluding lawn-and-garden herbicide products.